FORM 8 - K

CURRENT REPORT

FISCAL YEAR ENDING AUGUST 31, 1999


MERIT DIVERSIFIED INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)


Nevada				                     0-212423
94 2906927
(State of Incorporation)			 (Commission File Number)
(U.S. Employer ID Number)


	1801 Avenue of the Stars, Suite 635, Los Angeles, CA    90067
    (Address of principal executive offices)				        (Zip Code)

Registrant's Telephone Number, including Area Code:    (310) 552-0870


ITEM 1:	Changes in Control of  Registrant:

N/A

ITEM 2:	Acquisition or Disposition of Assets:

The Company has acquired the following assets valued at $13,883,814:

1.	The Company acquired 100% ownership of Allied Artists valued at historic cost of $2,000,000. The Company issued 500,000 shares, paid $150,000 USD and issued a promise to pay an additional $350,000 for this business. Over the years, Allied Artists has produced and distributed hundreds of films. Though it originally dealt with early talkies, soundtracks, and cartoons, the corporation is now involved in motion picture production and television for various studios, remaining active in musical and television productions, as well as music videos. The history of Allied Artists is long and varied. It became a household name during the dawn of motion pictures when Allied Artists Records was originally the soundtrack division of Allied Artists. Born shortly after the demise of silent pictures, Allied became one of the first companies in Hollywood to produce motion picture soundtracks for commercial release, releasing hundreds of soundtracks throughout the years, with numerous recording artists in worldwide-release. Allied Artists employees 325 individuals with distribution, administration and promotionals a dozen offices around the world. Allied is scheduled to move from its main office in San Dimas, California into a 21,000 sq.ft. facility in August 2000 in order to consolidate its operations and integrate with Eye Candy Post into one location area.

In 1981, Allied Artists Records became a wholly owned subsidiary of its parent company, and broadened its focus to include a variety of music productions. While branching out, a special emphasis was placed on new talent completely outside the realm of motion picture production.

In its evolution, Allied Artists has always underscored the value, talent, and creativity of the individual performing artist and/or musical group. This year, the Board of Directors, guided by its Chairman, has vowed to move Allied Artists into the millennium by taking full advantage of technology and all its advances. In keeping with its tradition of conducting business from the perspective of the performing artist, the corporation's officers have vowed to expand its open door policy through technology. Additional information about Allied Artists can be found at www.alliedartists.net

In its 4th quarter, Allied Artists plans to operate mini cams for the Internet employing a 3 camera shoot live at what is to be called "AlliedArtist.net Night" utilizing 52k at half streams and full broadband in order to feature live on the Internet its artists.

2. In order to compliment the acquisition of Allied Artists, The Company acquired for 600,000 shares and $250,000 cash with commitment to build out a new production facility at the cost of $5,000,000. Eye Candy Post is located in 5,000 square feet of post-production facilities with 10 employees. Established in 1989 by Ogden Bass, Eye Candy Post has ridden the wave of technology that led to the purchase of the most state-of-the-art post-production tool, the Avid Symphony.

Eye Candy Post is a film and television Post Production Facility in Universal City Plaza, California. It caters to on-line and off-line clients with D2, Digital Betacam, Betacam and 3/4" videotape.

Eye Candy Post's new, centrally-located facility features four Avid off-line bays, a Softimage|DS bay plus three Avid on-line bays. The highly-creative environment with its colorful walls and leather sofas allows producers to collaborate in rooms with views and hot espresso at competitive rates. Eye Candy Post maintains a web site at www.eyecandypost.com

At its new Universal City Plaza location, Eye Candy Post will offer resolution-independent nonlinear finishing for stand definition, high definition, feature film and DV projects. Eye Candy Post will also offer film transfer, audio editing, final sound mixing, theatrical screening and media preparation for uploading edited content to the Web.

Using the Symphony, Eye Candy Post has finished all types of projects including:
	Music Vidoes
	Trailers
	Promotional reels
	Commercials
	Animated programs
	Live-action episodic television

Eye Candy Post is taking a leadership position in Hollywood when it comes to the orientation of its clients to DV and Broadband content formatting. As a post production technology company, Eye Candy Post recognizes that interactive, web-based video will become an intrinsic part of its client's product mix.

Because Eye Candy Post's clients are increasingly using the Internet to conduct business, they reach out to ECP and expect Eye Candy to provide them with a turnkey solution for the finishing and presenting of their projects in all media:

	Television
	Videotape
	DVD
	Internet

Eye Candy Post is introducing its service called Streaming Dailies. These services are designed to cut-down on the time spent receiving this type of material.

The Internet has made drastic improvements to the point where accessing this type of media has become an enjoyable experience.

Eye Candy Post clientele includes, A&E Network, ABC Home Video,
City of Los Angeles, City of Pasadena, City of Long Beach, CNN,
Columbia/Tri-Star, E! Entertainment Television, Eggers/Indigo Films, Fox Family Channel, The Film Syndicate, Great Western Bank, Malcom Leo Productions, MCA, NBC News, Scripps Howard Productions, Southern
California Edison, Team-One Advertising, Witt-Thomas Productions,
West Valley Studios, Xerox Corp., Yonex Corporation

The entertainment industry is highly competitive and actual results may differ from those projected by the Company through its newly owned subsidiaries.

3. Master Tapes: Value of $1,203,814 appraised by George L. (Sonny) Carter, Tape Librarian, MCA Records, Inc. This as a result of the prior commitment specified in the previous 8-K.

4.	Films:  Two motion pictures ready for production; value of $880,000 appraised by Dr. Philip Chamberlin of the Academy of Motion Picture
Arts & Sciences. This as a result of the prior commitment specified in the previous 8-K.

5.	300,000 Dino Babies animation cels valued at $3,000,000. Items 3,4 and 5 were transferred into the Company as a result of the prior commitment specified in the previous 8-K for the then new controlling shareholders to transfer into the Company $5,000,000 in assets.

 ITEM 3:	Legal Proceedings  Bankruptcy or Receivership:

		There are no legal, bankruptcy and/or receivership proceedings.

ITEM 4:	Changes in Registrant's Certifying Accountant:

		The accounting firm representing the Company shall continue to be:

		Andrew M. Smith, CPA
		3711 Long Beach Blvd., Suite 809
		Long Beach, Ca., 90807

ITEM 5:	Other Events:

1.	The Company gained shareholders' approval to change the Company's name from "Merit Diversified International Inc" and may change its name to Allied Artists Entertainment and Technology, Inc.
2.	The Company's shareholders elected Robert Rooks, Michael Knox, James
M. Watkins, Lou Lesser, and  John Farquhar to serve on the board of directors.
3.	Robert Rooks resigned as director and officer as of June 1, 2000

ITEM 6:	Registrant's Directors:

		Executive Officers of the Registrant:

		The Executive Officers of the Company are listed below:

	Curtis Shaw, President
 Cal Burton, Vice President
	Kurtis Blow, Vice President
	Fred Rector, Vice President
	Hiroko Sagawa, Treasurer
 Georgetta Rainey, Secretary


ITEM 7:	Financial Statements and Exhibits

Pursuant to rule 3-05 (b) of Regulation S-X audited financial statements are to be furnished in accordance with rule 3-01 and 3-02 of Regulation S-X. The audit of the acquired companies are currently incomplete. The audit is expected to be completed within 60 days of the filing of this form 8-K. Such financial statements will be submitted as an amendment to this form within the prescribed period.

However, the following unaudited financial information is being provided with this filing:

1)	Exhibit A: Unaudited  financial statements of Allied Artists as of
December 31, 1999
2)	Exhibit B: Unaudited financial statements of Eye Candy Post
3)	Exhibit C: Pro forma financial statements of the combined company
(consolidating Merit Diversified International, Allied Artists, and Eye Candy Post) as of May 31, 2000 (post acquisition).

The quote below is from the OTC Bulletin Board. These amounts represent an average. The Company's stock was thinly traded in fiscal year ended.


        High    Low
BID    $9.25   $.25
ASK   $10.00  $1.00

Note

1)	As of August 31, 1999, the Company has approximately 1562 shareholders of record.

2)	The Company has not declared any cash dividends on its common stock.

Selected Financial
Data:

For Year
Ended______
                      1999   1998   1997   1996   1995   1994

Net Sales             $-0-   $-0-   $-0-   $-0-   $-0-   $-0-
Net Income(Loss)       -0-    -0-    -0-    -0-    -0-    -0-
Backlog(Loss) per
Share                  -0-    -0-    -0-    -0-    -0-  (.02)
Cash Dividends per
Share                  -0-    -0-    -0-    -0-    -0-    -0-
Total Assets           -0-    -0-    -0-    -0-    -0-    -0-
Long-Term Notes
Payable                -0-    -0-    -0-    -0-    -0-    -0-





SIGNATURES:

	Pursuant to the requirements of Section 13 or 15(d), the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIT DIVERSIFIED INTERNATIONAL, INC.



_____________________________________
             Georgetta Rainey, Secretary



Exhibit A Unaudited Financial Statements of Allied Artists Entertainment Group, Inc.

Allied Artists Entertainment Group, Inc.
Balance Sheet (Unaudited)
December 31, 1999

Assets
Current Assets                       $47,045
Fixed Assets                          13,057
Other Non-Current Assets           1,827,213
  Total Assets                    $1,887,315

Liabilities and Equities
Current Liabilities                  $37,047

Shareholders Equity                1,790,269
  Total Liabilities and Equity    $1,887,315


Allied Artists Entertainment Group, Inc.
Income Statement (Unaudited)
Year Ended December 31, 1999

Revenues                            $48,286

Operating Expenses                   40,448
Net Income                          $ 7,838


Exhibit B Unaudited Financial Statements of Eye Candy Post


Eye Candy Post
Balance Sheet (Unaudited)
December 31, 1999

Assets
Current Assets                 $106,730

Other Non-Current Assets         17,924
  Total Assets                 $124,654


Liabilities and Equities
Current Liabilities            $111,330

Shareholders Equity              13,324
 Total Liabilities and Equity  $124,654



Eye Candy Post
Income Statement (Unaudited)
Year Ended December 31, 1999

Revenues                       $710,164
Cost of Sales                   348,796
Operating Expenses              367,317
  Net Income                     (5,949)